UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

June 8, 2016

Date of Report (Date of earliest event reported)

Penumbra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Penumbra Place

1351 Harbor Bay Parkway

Alameda, CA 94502

(Address of principal executive offices, including zip code)

(510) 748-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	Penumbra, Inc. (“Penumbra”) held its Annual Meeting of Stockholders on June 8, 2016 (“Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. At the close of business on the record date, April 15, 2016, there were 30,701,971 shares outstanding and entitled to vote, and 25,740,751 shares were voted in person or by proxy on the proposals described below.

(b)	At the Annual Meeting, Penumbra’s stockholders voted on the following three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2016. The number of votes cast with respect to each proposal was as indicated below:

1)	Election of Class I Directors. The following nominees were elected to serve as Class I directors, each to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Don Kassing	19,993,571	3,035,061	25,648	2,746,471
Kevin Sullivan	21,501,851	1,474,369	18,060	2,746,471

2)	Ratification of Selection of Independent Registered Public Accounting Firm. The selection of Deloitte & Touche LLP as the independent registered public accounting firm for Penumbra for the fiscal year ending December 31, 2016 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,724,067	3,420	13,264	N/A

3)	Ratification of the Material Terms of the Amended and Restated 2014 Equity Incentive Plan. The material terms of Penumbra’s Amended and Restated 2014 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,694,362	4,222,224	77,694	2,746,471

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENUMBRA, INC.

Date: June 8, 2016	By:	/s/ Sri Kosaraju
Sri Kosaraju
Chief Financial Officer and Head of Strategy